Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HC2 Holdings, Inc.
Herndon, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-207470), Form S-3 (No. 333-207266), and Form S-8 (No. 333-198727) of HC2 Holdings, Inc. of our report dated March 15, 2016, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of HC2 Holdings, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP
McLean, Virginia
March 15, 2016